Exhibit 99.1
SEVERANCE AGREEMENT
     THIS SEVERANCE AGREEMENT (“Agreement”) is entered into as of the                                        day of                                         , 2006, by and between OM Group, Inc., a Delaware corporation (the “Company”) and                                                                                , an executive officer of the Company (the “Executive”).
     WHEREAS, the Company wishes to assure itself of the continuity of the Executive’s services; and
     WHEREAS, the Company and the Executive accordingly desire to enter into this Agreement on the terms and conditions set forth below;
     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is hereby agreed by and between the parties as follows:
     1. Term of agreement . The “Term” of this Agreement shall commence on the date hereof and end on December 31, 2008; provided, however, that the Compensation Committee of the Board of Directors may extend the Term in one year increments. Notwithstanding the foregoing, this Agreement shall terminate automatically in the event that any payment is made pursuant to Sections 5(c)-(g) of the Change in Control Agreement between the Executive and the Company dated                                         , 2006.
     2. Termination. (a) For purposes of this Agreement, “Termination” shall mean: (i) termination of the employment of the Executive by the Company during the Term, for any reason other than death, Disability (as defined below), or Cause (as described below), or (ii) the assignment of any duties materially inconsistent with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and other action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive. Resignation by the Executive for any other reason, including, without limitation, the Executive’s retirement pursuant to a duly adopted retirement policy of the Company or otherwise, shall not be treated as a “Termination” under this Agreement.
     (b) For purposes of this Agreement, “Disability” shall mean that the Executive is physically or mentally incapacitated for a period of one hundred eighty (180) consecutive days such that the Executive cannot substantially perform the Executive’s duties of employment with the Company on a full-time basis.
     (c) For purposes of this Agreement, “Cause” shall mean (i) commission of a felony by the Executive (other than felonious operation of a motor vehicle), (ii) fraud, embezzlement or misappropriation of funds, in each case involving or against the Company or any of its subsidiaries or affiliates, (iii) an act or series of acts of dishonesty in the course of employment that are materially inimical to the best interests of the Company or a subsidiary and, if the act or acts are capable of being cured, the Executive fails to cure or take all reasonable steps to cure within 30 days of notice from the Company to the Executive, and (iv) the willful and continued failure by the Executive to perform the Executive’s duties with the Company or a subsidiary (other than due to Disability), after a written demand for substantial performance is delivered to the Executive by the Company that specifically identifies the manner in which the Company believes the Executive has failed to perform his duties.
     3. Termination date and notice. Any notice of Termination of the Executive’s employment by the Company or the Executive for any reason under Section 2 above shall be upon no less than fifteen (15) days’ advance written notice (“Notice of Termination”). The date of termination shall be the date specified by the Company or the Executive in the Notice of Termination (“Termination Date”). Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if personally delivered or sent by registered or certified mail or by prepaid overnight courier to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, to the attention of the Secretary of the Company, at its principal executive offices.
     4. Severance benefits. In the event of a Termination described in Section 2 above, the Company shall pay to the Executive as severance pay, in a lump sum, the following amounts:
(a)	the Executive’s full base salary earned through the Termination Date at the rate in effect prior to the date Notice of Termination is given, to the extent not theretofore paid;

(b)	an amount equal to 1.5 times Executive’s annual base salary in effect prior to the date Notice of Termination is given; and

(c)	the Executive’s bonus for the previously completed fiscal year of the Company, to the extent not theretofore paid.
     The payments described in this Section 4 shall be payable on or before the tenth (10th) day following the Termination Date pursuant to the Company’s normal payroll practices, provided that the Executive executes a general release, which shall be in a form mutually satisfactory to the Company and Executive and which shall include provisions that are customary for a general release, including (i) provisions addressing the Executive’s release of the Company from any future liability or suit, (ii) provisions addressing nonsolicitation of other Company Executives and confidentiality, (iii) a six-month noncompete agreement pursuant to which Executive shall agree not to acquire any financial or beneficial interest in, be employed by, or own, manage, operate or control any entity which is primarily engaged in any type of business in which either the Company or its subsidiaries have been actively engaged, (iv) provisions addressing nondisparagement of the Company and its officers, directors, employees and agents; provided that the Company shall make a reciprocal commitment not to disparage the Executive, and (v) the waiver of continued participation in any employee benefit or welfare plans. Notwithstanding anything to the contrary contained in this Section 4, if any payment to the Executive would constitute a “deferral of compensation” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Executive is a “specified employee”

(as such phrase is defined in Section 409A of the Code), the Executive (or the Executive’s beneficiary) will receive payment of the amounts described in this Section 4 upon the earlier of (1) six (6) months following the Executive’s “separation from service” with the Company (as such phrase is defined in Section 409A of the Code) or (2) the Executive’s death.
     5. Withholding. All payments to the Executive under this Agreement will be subject to all applicable withholding of state and federal taxes.
     6. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no amounts payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law. Nothing in this Section 6 shall limit the Executive’s rights or powers to dispose of the Executive’s property by Last Will and Testament or limit any rights or powers which the Executive’s executor or administrator would otherwise have. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, designees, devisees and legatees. If the Executive should die while any amount is still payable to the Executive hereunder had the Executive continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive’s designated beneficiary or beneficiaries (pursuant to a written beneficiary designation signed, dated, and delivered to the Company prior to the Executive’s death), or if there are no beneficiaries, to the Executive’s estate.
     7. Amendment. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person, and so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.
     8. Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company.
     9. Employment Status. Nothing herein shall be deemed to create an employment agreement between the Company and the Executive providing for the employment of the Executive by the Company for any fixed period of time. The Executive’s employment with the Company is terminable at will by the Company or the Executive, and each shall have the right to terminate the Executive’s employment with the Company at any time, with or without Cause, subject to (i) the notice provisions of this Agreement, and (ii) the Company’s obligation to provide severance benefits if and as required by Section 4.
     10. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.
     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original but all of which together shall constitute one and the same document.

     12. Section 409A of the Code. To the extent applicable, it is intended that the compensation arrangements under this Agreement be in full compliance with Section 409A of the Code. To the extent any provision in this Agreement is or will be in violation of Section 409A of the Code, the Agreement shall be amended in such manner as the parties may agree such that the Agreement is or remains in compliance with Section 409A and the intent of the parties is maintained to the maximum extent possible. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first above written.

COMPANY:

OM GROUP, INC.

By:

Title:

EXECUTIVE: